Exhibit 99.1

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus

(Amounts in millions, except share amounts)

(Unaudited)

As of September 30, 2006
Admitted Assets
Investments:
Bonds	$5,449.0
Preferred stocks	2.1
Mortgage loans	1,196.5
Real estate	3.1
Policy loans	164.9
Cash and short-term investments	253.8
Other invested assets	70.2
Receivable for securities	3.1

Total cash and invested assets	7,142.7

Reinsurance ceded	23.0
Deferred income taxes	39.2
Guaranty association assessments	4.2
Premiums and accounts receivable	6.2
Investment income due and accrued	74.3
Receivable from parent, subsidiaries and affiliates	20.3
Separate account assets	10,061.3
Other assets	16.7

Total admitted assets	$17,387.9

Liabilities and Capital and Surplus
Liabilities:
Aggregate reserves - life and annuity contracts	$4,697.7
Aggregate reserves - accident and health policies	17.0
Liability for deposit-type contracts	311.0
Liability for policy and contract claims	55.9
Premiums and annuity considerations received in advance	1.2
Interest maintenance reserve	55.2
Commissions payable	2.3
General expenses due and accrued	18.0
Transfers from separate accounts due and accrued	(162.5)
Taxes, licenses and fees due and accrued	2.1
Amount withheld or retained by company as agent or trustee	5.7
Remittances and items not allocated	30.6
Asset valuation reserve	67.9
Payable to parent, subsidiaries and affiliates	22.8
Funds held under coinsurance	1,583.1
Payable for securities	29.5
Other liabilities	34.5
Separate account liabilities	10,039.5

Total liabilities	16,811.5

Capital and surplus:
Common stock, Class A ($1,000 par value. Authorized 50,000 shares; issued and outstanding 25,651 shares)	25.7
Preferred stock ($1,000 par value, $1,000 redemption and liquidation value. Authorized 200,000 shares; issued and outstanding 120,000 shares)	120.0
Paid-in surplus	189.5
Unassigned surplus	241.2

Total capital and surplus	576.4

Total liabilities and capital and surplus	$17,387.9

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of Genworth Life and Annuity Insurance Company for the years ended December 31, 2005 and 2004 included in the Current Report on Form 8-K filed with the SEC on July 7, 2006.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Statutory Statements of Summary of Operations

(Amounts in millions)

(Unaudited)

	Nine months ended September 30,
	2006	2005
Revenues:
Premiums and annuity considerations	$1,517.7	$968.0
Considerations for supplementary contracts with life contingencies	4.1	3.2
Investment income	290.0	292.8
Amortization of interest maintenance reserve	14.9	20.2
Commission and expense allowances on reinsurance ceded	57.6	53.0
Income from fees associated with investment management, administration, and contract guarantees from separate accounts	32.2	26.1
Other	(29.9)	(0.6)

Total revenues	1,886.6	1,362.7

Benefits:
Death benefits	115.1	105.7
Annuity benefits	50.7	38.1
Disabilitiy benefits and benefits under accident and health policies	44.6	44.8
Surrender benefits and other fund withdrawals	959.8	1,341.6
Interest and adjustments on policy or deposit-type contract funds	8.4	3.8
Payments on supplementary contracts with life contingencies	3.4	3.1
Change in aggregate reserves - life, annuity and accident and health	(686.7)	(1,009.1)

Total benefits	495.3	528.0

Expenses:
Commissions	101.5	78.5
General insurance expenses	77.4	60.8
Insurance taxes, licenses and fees	7.3	8.7
Net transfer to separate accounts	1,096.8	569.1
Other expenses	(0.9)	(0.9)

Total expenses	1,282.1	716.2

Total benefits and expenses	1,777.4	1,244.2

Income before federal income taxes and realized capital gains (losses)	109.2	118.5

Federal income tax benefit	(11.8)	(1.6)

Income before realized capital gains (losses)	121.0	120.1

Realized capital gains (losses), net	0.5	(11.5)

Net income	$121.5	$108.6

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of Genworth Life and Annuity Insurance Company for the years ended December 31, 2005 and 2004 included in the Current Report on Form 8-K filed with the SEC on July 7, 2006.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Statutory Statements of Changes in Capital and Surplus

(Amounts in millions)

(Unaudited)

	Common stock	Preferred stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2004	$25.7	$120.0	$189.5	$482.3	$817.5
Net income	—	—	—	108.6	108.6
Change in net unrealized capital gains (losses)	—	—	—	7.8	7.8
Change in net deferred income tax	—	—	—	174.7	174.7
Change in surplus in separate account statement	—	—	—	0.4	0.4
Change in nonadmitted assets	—	—	—	(180.5)	(180.5)
Change in asset valuation reserve	—	—	—	17.5	17.5
Change in surplus as a result of reinsurance	—	—	—	(34.4)	(34.4)
Prior period adjustment				(10.4)	(10.4)

Balances as of September 30, 2005	$25.7	$120.0	$189.5	$566.0	$901.2

	Common stock	Preferred stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2005	$25.7	$120.0	$189.5	$140.8	$476.0
Net income	—	—	—	121.5	121.5
Change in net unrealized capital gains (losses)	—	—	—	(3.8)	(3.8)
Change in net deferred income tax	—	—	—	(41.1)	(41.1)
Change in nonadmitted assets	—	—	—	55.6	55.6
Change in surplus in separate account statement	—	—	—	2.6	2.6
Change in asset valuation reserve	—	—	—	(2.6)	(2.6)
Change in surplus as a result of reinsurance	—	—	—	(31.8)	(31.8)

Balances as of September 30, 2006	$25.7	$120.0	$189.5	$241.2	$576.4

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of Genworth Life and Annuity Insurance Company for the years ended December 31, 2005 and 2004 included in the Current Report on Form 8-K filed with the SEC on July 7, 2006.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Statutory Statements of Cash Flows

(Amounts in millions)

(Unaudited)

	Nine months ended September 30,
	2006	2005
Cash from operations:
Premiums collected net of reinsurance	$1,526.8	$975.3
Net investment income	281.7	307.5
Miscellaneous income	29.3	44.2

Total	1,837.8	1,327.0

Benefit and loss related payments	1,201.5	1,552.1
Net transfers to separate, segregated accounts, and protected cell accounts	1,149.8	610.2
Commissions, expenses paid, and aggregate write-ins for deductions	185.2	170.8

Total	2,536.5	2,333.1

Net cash applied to operations	(698.7)	(1,006.1)

Cash from investments:
Proceeds from investments sold, matured, or repaid:
Bonds	1,073.6	1,712.8
Stocks	1.6	—
Mortgage loans	134.8	214.4
Other invested assets	5.7	6.6
Miscellaneous proceeds	30.4	—

Total investment proceeds	1,246.1	1,933.8

Cost of investments acquired (long-term only):
Bonds	1,609.8	663.4
Mortgage loans	330.0	77.7
Other invested assets	1.1	0.2
Miscellaneous applications	13.6	96.5

Total investment acquired	1,954.5	837.8

Net change in policy loans and premium notes	(6.6)	(6.2)

Net cash provided by (applied to) investments	(715.0)	1,089.8

Cash from financing and miscellaneous sources:
Cash provided (applied):
Borrowed funds	—	(10.7)
Net deposits on deposit-type contracts and other insurance liabilities	1,430.0	0.2
Other cash applied	(63.6)	27.8

Net cash provided by financing and miscellaneous sources	1,366.4	17.3

Reconciliation of cash and short-term investments:
Net change in cash and short-term investments	(47.3)	101.0

Cash and short-term investments at beginning of period	301.1	35.0

Cash and short-term investments at end of period	$253.8	$136.0

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of Genworth Life and Annuity Insurance Company for the years ended December 31, 2005 and 2004 included in the Current Report on Form 8-K filed with the SEC on July 7, 2006.